                                                                     Exhibit 4.3

Number U                                                                   Units

SEE REVERSE FOR          BIODELIVERY SCIENCES INTERNATIONAL, INC.
CERTAIN DEFINITIONS
                                                            CUSIP 09060J 20 5

    UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE REDEEMABLE CLASS A
                 WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

This Certifies that





is the owner of                                                            Units

Each Unit ("Unit") consists of one (1) share of common stock, par value $.001 per share ("Common Stock"), of BioDelivery Sciences International, Inc., a Delaware Corporation (the "Company"), and one (1) Redeemable Class A Common Stock Purchase Warrant ("Warrant") to purchase one (1) share of Common Stock for
$      per share (subject to adjustment) until 5:00 p.m., New York City Time, on
           (the "Expiration Date"). The Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to
                      , subject to earlier separability in the discretion of Kashner Davidson Securities Corporation ("Representative"). The terms of the Warrants are governed by a Warrant Agreement dated as of (the "Warrant Agreement") among the Company, the Representative and American Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent"), and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 59 Maiden Lane, New York, NY 10038, and are available to any Warrant holder on written request and without cost. The Warrant shall be void unless exercised before 5:00 p.m., New York City Time, on the Expiration Date.
     This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrant of the Company.


DATED                                   BIODELIVERY SCIENCES INTERNATIONAL, INC.

           [BIODELIVERY SCIENCES INTERNATIONAL, INC. CORPORATE SEAL]

                         Authorized Signature

/s/ James A. McNulty                              /s/ Frank E. O'Donnell Jr MD
     Secretary                                             President

Countersigned and Registered:
AMERICAN STOCK TRANSFER & TRUST COMPANY
Transfer Agent and Registrar


By

                         Authorized Signature

                    BIODELIVERY SCIENCES INTERNATIONAL, INC.

     The Company will furnish to any stockholder upon request and without charge a full statement of: (a) the designations, preferences, limitations, and relative rights of the shares of each class or series of capital stock authorized to be issued; (b) the variations in the relative rights, preferences and limitations between the shares of each such series, and (c) the authority of the Board of Directors to fix and determine variations for future series.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common              UNIF GIFT MIN ACT -- _________ Custodian _________
TEN ENT - as tenants by the entireties                             (Cust)             (Minor)
JT TEN - as joint tenants with right of                          under Uniform Gifts to Minors
         survivorship and not as tenants                         Act _________________
         in common                                                        (STATE)
COM PROP - as community property

     Additional abbreviations may also be used though not in the above list


For Value Received, ____________________  hereby will assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
/                                       /


________________________________________________________________________________
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________ Shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________________________________________

_______________________________________________________________________ Attorney

to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated ____________________________


NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER

Signature(s) Guaranteed


By ____________________________

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKHOLDERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO SEC RULE 17 Ad-16

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE COMPANY WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

________________________________________________________________________________